EXHIBIT 99.1

Investor Relations:	Media Relations:
Kathleen Bela	Melanie Branon
Juniper Networks, Inc.	Juniper Networks, Inc.
(408) 936-7804	(408) 936-2632
kbela@juniper.net	mbranon@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY FOURTH QUARTER 2009 FINANCIAL RESULTS

Q4 Financial Highlights

•	Revenue: $941.5 million, up 2% from Q4’08

•	Operating Margin: 18.6% GAAP; 24.4% non-GAAP

•	GAAP Net Income Per Share: $0.24 diluted

•	Non-GAAP Net Income Per Share: $0.32 flat from Q4’08

2009 Financial Highlights

•	Revenue: $3.32 billion, down 7% from 2008

•	Operating Margin: 14.5% GAAP; 20.2% non-GAAP

•	GAAP Net Income Per Share: $0.42 diluted

•	Non-GAAP Net Income Per Share: $0.92 diluted, down 22% from 2008

SUNNYVALE, Calif., January 28, 2010 – Juniper Networks, Inc. (NYSE: JNPR) today reported preliminary financial results for the three and twelve months ended December 31, 2009.

Net revenues for the fourth quarter of 2009 increased 2% on a year-over-year basis to $941.5 million. For the twelve months ended December 31, 2009, Juniper’s revenue decreased 7% on a year-over-year basis to $3.32 billion.

The Company posted GAAP net income of $131.0 million, or $0.24 per diluted share, and non-GAAP net income of $173.7 million, or $0.32 per diluted share for the fourth quarter of 2009. Non-GAAP net income per share remained flat compared to the fourth quarter of 2008. For the twelve months ended December 31, 2009, GAAP net income was $225.1 million, or $0.42 per diluted share, and non-GAAP net income was $491.5 million, or $0.92 per diluted share. The non-GAAP EPS figure represents a decrease of 22% from the $1.18 per diluted share reported for the twelve months ended December 31, 2008. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Revenues by Market table below.

“Juniper enters 2010 with good operational execution, improved financial results, and a clear strategic direction centered on innovation and expanded routes to market,” said Kevin Johnson, Juniper’s Chief Executive Officer.  “Our results for the year, capped by a strong fourth quarter, validate our commitment to managing the business carefully while maintaining investments in innovation that we believe will help us grow our share of the high-performance networking market.  We see improving conditions in 2010 and are positioning Juniper to accelerate out of the downturn.”

Juniper’s operating margin for the fourth quarter of 2009 decreased to 18.6% on a GAAP basis from 20.6% in the same quarter a year ago. Non-GAAP operating margin for the fourth quarter of 2009 decreased slightly to 24.4% from 24.5% in the same quarter a year ago. For the fiscal year 2009, Juniper’s operating margin decreased to 14.5% on a GAAP basis from 19.5% for the prior fiscal year. Non-GAAP operating margin for the fiscal year 2009, decreased to 20.2% from 24.2% in the fiscal year 2008.

Juniper generated net cash from operations for the fourth quarter of 2009 of $259.6 million, compared to net cash provided by operations of $215.1 million for the same quarter of 2008. For the year ended December 31, 2009, Juniper generated net cash from operations of $796.1 million, compared to $875.2 million in 2008.

Capital expenditures as well as depreciation and amortization expense during the fourth quarter of 2009 were $39.9 million and $36.6 million, respectively. Capital expenditures as well as depreciation and amortization expense during 2009 were $153.1 million and $148.4 million, respectively.

“During 2009, we focused on continuing to improve our operational execution while increasing investments in our product roadmap.  Our fourth quarter results demonstrate good progress on both fronts. Revenue increased, we saw increased traction from our new products, and we managed expenses well,” stated Robyn Denholm, Juniper’s Chief Financial Officer. “We remain committed to thoughtfully managing our cost structure, and enter 2010 with optimism for an improved environment as the economy strengthens.”

Juniper Networks will host a conference call web cast today, January 28, 2010 at 1:45 p.m. (Pacific Time), to be broadcast live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033; outside of the U.S. dial 201-689-8033. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until March 15, 2010.

About Juniper Networks
From devices to data centers, from consumers to the cloud, Juniper Networks delivers innovative software, silicon and systems that transform the experience and economics of networking. The company serves more than 30,000 customers and partners worldwide, and generated more than $3 billion in revenue over the last year. Additional information can be found at www.juniper.net.

Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, economic outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net revenues:
Product	$739,096	$745,860	$2,567,992	$2,910,960
Service	202,358	177,633	747,920	661,416

Total net revenues	941,454	923,493	3,315,912	3,572,376
Cost of revenues:
Product	234,756	230,610	841,722	867,595
Service	81,865	73,660	316,080	298,371

Total cost of revenues	316,621	304,270	1,157,802	1,165,966

Gross margin	624,833	619,223	2,158,110	2,406,410
Operating expenses:
Research and development	187,210	180,134	741,708	731,151
Sales and marketing	204,875	206,054	734,038	782,940
General and administrative	41,196	37,971	159,459	144,837
Amortization of purchased intangible assets	1,157	5,190	10,416	43,508
Restructuring charges	3,212	—	19,463	—
Other charges	12,000	—	13,000	9,000

Total operating expenses	449,650	429,349	1,678,084	1,711,436

Operating income	175,183	189,874	480,026	694,974
Interest and other income, net	347	8,232	6,928	48,749
Loss on equity investments	(2,251)	(13,333)	(5,562)	(14,832)

Income before income taxes and noncontrolling interest*	173,279	184,773	481,392	728,891
Provision for income taxes	44,093	52,297	258,111	217,142

Consolidated net income	$129,186	$132,476	$223,281	$511,749
Plus: Net loss attributable to noncontrolling interest*	1,771	—	1,771	—

Net income attributable to Juniper Networks	$130,957	$132,476	$225,052	$511,749

Net income per share attributable to Juniper Networks common stockholders:
Basic	$0.25	$0.25	$0.43	$0.96

Diluted	$0.24	$0.25	$0.42	$0.93

Shares used in computing net income per share:
Basic	523,200	527,634	523,603	530,337

Diluted	538,887	534,817	534,015	551,433

* Reflects noncontrolling interest in a joint venture.

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cost of revenues – Product	$1,074	$727	$3,906	$2,952
Cost of revenues – Service	3,192	2,240	11,705	9,249
Research and development	15,294	12,042	59,282	46,963
Sales and marketing	11,070	9,475	41,930	36,228
General and administrative	7,584	4,770	22,836	12,741

Total	$38,214	$29,254	$139,659	$108,133

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cost of revenues – Product	$(23)	$1	$25	$65
Cost of revenues – Service	(70)	2	75	202
Research and development	(407)	16	133	679
Sales and marketing	(155)	140	514	1,705
General and administrative	4	1	85	112

Total	$(651)	$160	$832	$2,763

Juniper Networks, Inc.
Net Revenues by Reportable Segment
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Infrastructure – Product	$562,978	$586,945	$1,959,198	$2,301,844
Infrastructure – Service	132,363	115,349	482,437	424,012

Total Infrastructure	$695,341	$702,294	$2,441,635	$2,725,856

Service Layer Technologies — Product	$176,118	$158,915	$608,794	$609,116
Service Layer Technologies — Service	69,995	62,284	265,483	237,404

Total Service Layer Technologies	$246,113	$221,199	$874,277	$846,520

Total Infrastructure and Service Layer Technologies	$941,454	$923,493	$3,315,912	$3,572,376

Juniper Networks, Inc.
Net Revenues by Geographic Region
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Americas	$514,482	$481,158	$1,687,857	$1,766,225
Europe, Middle East, and Africa	254,899	274,384	953,218	1,077,654
Asia Pacific	172,073	167,951	674,837	728,497

Total	$941,454	$923,493	$3,315,912	$3,572,376

Juniper Networks, Inc.
Net Revenues by Market
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Service Provider	$639,269	$634,868	$2,197,069	$2,568,159
Enterprise	302,185	288,625	1,118,843	1,004,217

Total	$941,454	$923,493	$3,315,912	$3,572,376

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2009	2008	2009	2008
GAAP Cost of revenues – Product		$234,756	$230,610	$841,722	$867,595
Stock-based compensation expense	C	(1,074)	(727)	(3,906)	(2,952)
Stock-based compensation related payroll tax	C	23	(1)	(25)	(65)
Amortization of purchased intangible assets	A	(904)	(1,369)	(5,011)	(5,476)

Non-GAAP Cost of revenues – Product		232,801	228,513	832,780	859,102

GAAP Cost of revenues – Service		81,865	73,660	316,080	298,371
Stock-based compensation expense	C	(3,192)	(2,240)	(11,705)	(9,249)
Stock-based compensation related payroll tax	C	70	(2)	(75)	(202)

Non-GAAP Cost of revenues – Service		78,743	71,418	304,300	288,920

GAAP Gross margin – Product		504,340	515,250	1,726,270	2,043,365
Stock-based compensation expense	C	1,074	727	3,906	2,952
Stock-based compensation related payroll tax	C	(23)	1	25	65
Amortization of purchased intangible assets	A	904	1,369	5,011	5,476

Non-GAAP Gross margin — Product		506,295	517,347	1,735,212	2,051,858

GAAP Product gross margin as a % of product revenue		68.2%	69.1%	67.2%	70.2%
Stock-based compensation expense as a % of product revenue	C	0.2%	0.1%	0.2%	0.1%
Stock-based compensation related payroll tax as a % of product revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of product revenue	A	0.1%	0.2%	0.2%	0.2%

Non-GAAP Product gross margin as a % of product revenue		68.5%	69.4%	67.6%	70.5%

GAAP Gross margin – Service		120,493	103,973	431,840	363,045
Stock-based compensation expense	C	3,192	2,240	11,705	9,249
Stock-based compensation related payroll tax	C	(70)	2	75	202

Non-GAAP Gross margin — Service		123,615	106,215	443,620	372,496

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2009	2008	2009	2008
GAAP Service gross margin as a % of service revenue		59.5%	58.5%	57.7%	54.9%
Stock-based compensation expense as a % of service revenue	C	1.6%	1.3%	1.6%	1.4%
Stock-based compensation related payroll tax as a % of service revenue	C	—	—	—	—
Non-GAAP Service gross margin as a % of service revenue		61.1%	59.8%	59.3%	56.3%

GAAP Gross margin		$624,833	$619,223	$2,158,110	$2,406,410
Stock-based compensation expense	C	4,266	2,967	15,611	12,201
Stock-based compensation related payroll tax	C	(93)	3	100	267
Amortization of purchased intangible assets	A	904	1,369	5,011	5,476

Non-GAAP Gross margin		629,910	623,562	2,178,832	2,424,354

GAAP Gross margin as a % of revenue		66.4%	67.1%	65.1%	67.4%
Stock-based compensation expense as a % of revenue	C	0.4%	0.3%	0.4%	0.3%
Stock-based compensation related payroll tax as a % of revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of revenue	A	0.1%	0.1%	0.2%	0.2%

Non-GAAP Gross margin as a % of revenue		66.9%	67.5%	65.7%	67.9%

GAAP Research and development expense		187,210	180,134	741,708	731,151
Stock-based compensation expense	C	(15,294)	(12,042)	(59,282)	(46,963)
Stock-based compensation related payroll tax	C	407	(16)	(133)	(679)

Non-GAAP Research and development expense		172,323	168,076	682,293	683,509

GAAP Sales and marketing expense		204,875	206,054	734,038	782,940
Stock-based compensation expense	C	(11,070)	(9,475)	(41,930)	(36,228)
Stock-based compensation related payroll tax	C	155	(140)	(514)	(1,705)
Non-GAAP Sales and marketing expense		193,960	196,439	691,594	745,007

GAAP General and administrative expense		41,196	37,971	159,459	144,837
Stock-based compensation expense	C	(7,584)	(4,770)	(22,836)	(12,741)
Stock-based compensation related payroll tax	C	(4)	(1)	(85)	(112)

Non-GAAP General and administrative expense		33,608	33,200	136,538	131,984

GAAP Operating expense		449,650	429,349	1,678,084	1,711,436
Stock-based compensation expense	C	(33,948)	(26,287)	(124,048)	(95,932)
Stock-based compensation related payroll tax	C	558	(157)	(732)	(2,496)
Amortization of purchased intangible assets	A	(1,157)	(5,190)	(10,416)	(43,508)
Restructuring charges	B	(3,212)	—	(19,463)	—
Other charges — legal settlement	B	(12,000)	—	(13,000)	(9,000)

Non-GAAP Operating expense		$399,891	$397,715	$1,510,425	$1,560,500

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2009	2008	2009	2008
GAAP Operating income		$175,183	$189,874	$480,026	$694,974
Stock-based compensation expense	C	38,214	29,254	139,659	108,133
Stock-based compensation related payroll tax	C	(651)	160	832	2,763
Amortization of purchased intangible assets	A	2,061	6,559	15,427	48,984
Restructuring charges	B	3,212	—	19,463	—
Other charges — legal settlement	B	12,000	—	13,000	9,000

Non-GAAP Operating income		230,019	225,847	668,407	863,854

GAAP Operating margin		18.6%	20.6%	14.5%	19.5%
Stock-based compensation expense as a % of revenue	C	4.1%	3.2%	4.2%	3.0%
Stock-based compensation related payroll tax as a % of revenue	C	(0.1)%	—	0.1%	0.1%
Amortization of purchased intangible assets as a % of revenue	A	0.2%	0.7%	0.5%	1.3%
Restructuring charges as a % of revenue	B	0.3%	—	0.5%	—
Other charges — legal settlement as a % of revenue	B	1.3%	—	0.4%	0.3%

Non-GAAP Operating margin		24.4%	24.5%	20.2%	24.2%

GAAP Other income and expense, net		(1,904)	(5,101)	1,366	33,917
Loss on equity investments	B	2,251	13,333	5,562	14,832

Non-GAAP Other income and expense, net		347	8,232	6,928	48,749

GAAP Provision for income tax		44,093	52,297	258,111	217,142
Non-recurring income tax charge	B	—	—	(56,683)	—
Valuation allowance on deferred tax assets	B	—	—	(61,755)	—
Income tax effect of non-GAAP exclusions	B	14,394	12,765	45,892	44,692

Non-GAAP Provision for income tax		58,487	65,062	185,565	261,834

Non-GAAP Income tax rate		25.4%	27.8%	27.5%	28.7%

Non-GAAP Income before income taxes and noncontrolling interest*		$230,366	$234,079	$675,335	$912,603

• Consists of non-GAAP operating income plus non-GAAP net other income and expense.

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2009	2008	2009	2008
GAAP Net income attributable to Juniper Networks		$130,957	$132,476	$225,052	$511,749
Stock-based compensation expense	C	38,214	29,254	139,659	108,133
Stock-based compensation related payroll tax	C	(651)	160	832	2,763
Amortization of purchased intangible assets	A	2,061	6,559	15,427	48,984
Restructuring charges	B	3,212	—	19,463	—
Other charges — legal settlement	B	12,000	—	13,000	9,000
Loss on equity investments	B	2,251	13,333	5,562	14,832
Non-recurring income tax charge	B	—	—	56,683	—
Valuation allowance on deferred tax assets	B	—	—	61,755	—
Income tax effect of non-GAAP exclusions	B	(14,388)	(12,765)	(45,886)	(44,692)

Non-GAAP Net income		$173,656	$169,017	$491,547	$650,769

Non-GAAP Net income per share:
Basic	D	$0.33	$0.32	$0.94	$1.23

Diluted	D	$0.32	$0.32	$0.92	$1.18

Shares used in computing non-GAAP net income per share:
Basic	D	523,200	527,634	523,603	530,337

Diluted	D	538,887	534,817	534,015	551,433

GAAP Net income attributable to Juniper Networks as a % of revenue		13.9%	14.3%	6.8%	14.3%
Stock-based compensation expense as a % of revenue	C	4.1%	3.2%	4.2%	3.0%
Stock-based compensation related payroll tax as a % of revenue	C	(0.1)%	—	—	0.1%
Amortization of purchased intangible assets as a % of revenue	A	0.2%	0.7%	0.5%	1.4%
Restructuring charges as a % of revenue	B	0.3%	—	0.5%	—
Other charges — legal settlement as a % of revenue	B	1.3%	—	0.4%	0.3%
Loss on equity investments	B	0.2%	1.4%	0.2%	0.4%
Non-recurring income tax charge as a % of revenue	B	—	—	1.7%	—
Valuation allowance on deferred tax assets as a % of revenue	B	—	—	1.9%	—
Income tax effect of non-GAAP exclusions as a % of revenue	B	(1.5)%	(1.3)%	(1.4)%	(1.3)%

Non-GAAP Net income as a % of revenue		18.4%	18.3%	14.8%	18.2%

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Preliminary Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net other income and expense; income before income taxes and noncontrolling interest; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for; U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition-Related Expenses. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; (vi) gain or loss on equity investments;; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies.  We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$1,604,723	$2,019,084
Short-term investments	570,522	172,896
Accounts receivable, net of allowances	458,652	429,970
Deferred tax assets, net	142,641	145,230
Prepaid expenses and other current assets	48,744	49,026

Total current assets	2,825,282	2,816,206
Property and equipment, net	455,651	436,433
Long-term investments	483,505	101,415
Restricted cash	53,732	43,442
Purchased intangible assets, net	13,834	28,861
Goodwill	3,658,602	3,658,602
Long-term deferred tax assets, net	3,800	71,079
Other long-term assets	35,425	31,303

Total assets	$7,529,831	$7,187,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$242,591	$249,854
Accrued compensation	176,551	160,471
Accrued warranty	38,199	40,090
Deferred revenue	571,652	459,749
Income taxes payable	35,781	33,047
Other accrued liabilities	142,526	113,399

Total current liabilities	1,207,300	1,056,610
Long-term deferred revenue	181,937	130,514
Long-term income tax payable	170,245	78,164
Other long-term liabilities	37,531	20,648
Commitments and contingencies
Juniper Networks stockholders’ equity:
Common stock, $0.00001 par value	5	5
Additional paid-in capital	9,060,089	8,811,497
Accumulated other comprehensive loss	(1,433)	(4,245)
Accumulated deficit	(3,128,472)	(2,905,852)

Total Juniper Networks stockholders’ equity	5,930,189	5,901,405
Noncontrolling interest	2,629	—

Total equity	5,932,818	5,901,405

Total liabilities and stockholders’ equity	$7,529,831	$7,187,341

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	December 31,
	2009	2008
Cash flows from operating activities:
Consolidated net income	$223,281	$511,749
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	148,373	172,453
Stock-based compensation	139,659	108,133
Loss on equity investments	5,529	14,832
Change in excess tax benefits from share-based compensation	(3,510)	(40,182)
Deferred income taxes	69,868	14,314
Other non-cash charges	—	613
Changes in operating assets and liabilities:
Accounts receivable, net	(28,682)	(50,211)
Prepaid expenses and other assets	(8,487)	(539)
Accounts payable	(2,422)	19,770
Accrued compensation	16,079	1,761
Income tax payable	44,517	49,554
Other accrued liabilities	28,566	(4,062)
Deferred revenue	163,326	76,994

Net cash provided by operating activities	796,097	875,179
Cash flows from investing activities:
Purchases of property and equipment, net	(153,101)	(164,604)
Purchases of available-for-sale investments	(1,461,532)	(474,007)
Proceeds from sales of available-for-sale investments	285,379	130,237
Proceeds from maturities of available-for-sale investments	398,435	369,114
Changes in restricted cash	(11,276)	(8,094)
Purchases of minority equity investments, net	(6,205)	(2,458)

Net cash used in investing activities	(948,300)	(149,812)
Cash flows from financing activities:
Proceeds from issuance of common stock	164,207	119,450
Purchases and retirement of common stock	(453,888)	(604,700)
Net proceeds from customer financing arrangements	19,613	22,963
Redemption of convertible debt	—	(288)
Change in excess tax benefit from employee stock option plans	3,510	40,182
Proceeds from noncontrolling interest	4,400	—

Net cash used in financing activities	(262,158)	(422,393)

Net (decrease) increase in cash and cash equivalents	(414,361)	302,974
Cash and cash equivalents at beginning of period	2,019,084	1,716,110

Cash and cash equivalents at end of period	$1,604,723	$2,019,084

Supplemental disclosure of cash flow information
Cash paid for interest	$5,417	$5,224
Cash paid for taxes	$139,969	$147,999
Supplemental disclosure of non-cash investing and financing activities:
Common stock issued in connection with conversion of the Senior Notes	$—	$399,208

Juniper Networks, Inc.
Cash, Cash Equivalents, Trading, and Available-For-Sale Investments
(in thousands)
(unaudited)

	December 31, 2009	December 31, 2008

Cash and cash equivalents	$1,604,723	$2,019,084
Short-term investments	570,522	172,896
Long-term investments	483,505	101,415

Total	$2,658,750	$2,293,395